Exhibit 99.1

Broadridge Financial Solutions, Inc.

Investor Communication Solutions

Key Statistics

Quarterly

(volume and $ in millions)

Legend:

Type
RC	=	Recurring-	Low Volatility
ED	=	Event-Driven-	High Volatility

		3Q08	3Q09	Type
	Fee Revenues (1)

Proxy	Equities	$24.2	$27.9	RC
	Stock Record Position Growth	0%	2%
	Pieces	23.8	25.7

	Mutual Funds	$17.2	$9.8	ED
	Pieces	35.8	13.9

	Contests/Specials	$2.0	$4.8	ED
	Pieces	2.1	6.7

	Total Proxy	$43.4	$42.5
	Total Pieces	61.7	46.3

Interims	Mutual Funds (Annual/Semi-Annual Reports/Annual Prospectuses)	$22.3	$22.7	RC
	Position Growth	9%	1%
	Pieces	112.7	122.1

	Mutual Funds (Supplemental Prospectuses) & Other	$17.0	$20.2	ED
	Pieces	106.3	126.9

	Total Interims	$39.3	$42.9
	Total Pieces	219.0	249.0

Transaction Reporting	Transaction Reporting	$36.1	$37.4	RC

Fulfillment	Post-Sale Fulfillment	$17.7	$17.8	RC

	Pre-Sale Fulfillment	$10.0	$8.7	ED

	Total Fulfillment	$27.7	$26.5
Other Communications	Other (2)	$10.3	$12.0	ED

	Total Fee Revenues	$156.8	$161.3
	Total Distribution Revenues	$186.1	$173.4

	Total Net Revenue as reported - GAAP	$342.9	$334.7

(1)	As of 1Q09, these items represent fee revenues only and exclude distribution revenues which are set out separately. The historical numbers have been adjusted to exclude distribution revenues.
(2)	Other includes 2.0M pieces for 3Q08 and 4.7M pieces for 3Q09 primarily related to corporate actions.

Broadridge Financial Solutions, Inc.

Securities Processing Solutions

Key Statistics

Quarterly

($ in millions)

Legend:

Type
RC	=	Recurring-	Low Volatility
ED	=	Event-Driven-	High Volatility

		3Q08	3Q09	Type
Equity

Transaction-Based	Equity Trades	$65.7	$61.1	RC
	Internal Trade Volume Growth	1,444	1,470
	Trade Volume (Average Trades per Day in ‘000) (1)(2)	1,609	1,574

Non-Transaction	Other Equity Services	$44.5	$49.9	RC

	Total Equity	$110.2	$111.0

Fixed-Income

Transaction-Based	Fixed-Income Trades	$13.0	$12.0	RC
	Internal Trade Volume	248	255
	Trade Volume (Average Trades per Day in ‘000)	248	293

Non-Transaction	Other Fixed-Income Services	$5.8	$7.2	RC

	Total Fixed-Income	$18.8	$19.2

	Total Net Revenue as reported - GAAP	$129.0	$130.2

(1)	As of 1Q09, Equity Trade volume adjusted to exclude trades processed under fixed priced contracts. Management believes excluding this trade volume presents a stronger correlation between trade volume and Equity Trade revenue.
(2)	As of 2Q09, Equity Trade volume excluded trades per day for Lehman Brothers, Inc. to reflect the loss of the Lehman business and to provide a better historical comparison.

Broadridge Financial Solutions, Inc.

Clearing and Outsourcing Solutions

Key Statistics

Quarterly

($ in millions)

Legend:

Type
RC	=	Recurring-	Low Volatility
ED	=	Event-Driven-	High Volatility

		3Q08	3Q09	Type
Clearing	Net Interest Income	$6.2	$2.2	RC
	Average Margin Debits	$969.8	$472.3

	Clearing Fees/Other	$12.1	$15.3	RC
	Trade Volume (Average Trades per Day in ‘000)	47.0	69.1

Outsourcing	Outsourcing	$4.6	$6.1	RC
	# of Clients	4	6

	Total Net Revenue as reported - GAAP	$22.9	$23.6